Exhibit 32
JetBlue Airways Corporation
SECTION 1350 CERTIFICATIONS
In connection with the Quarterly Report of JetBlue Airways Corporation on Form 10-Q for the period ended June 30, 2020, as filed with the Securities and Exchange Commission on July 31, 2020 (the “Report”), the undersigned, in the capacities and on the dates indicated below, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of JetBlue Airways Corporation.

Date:	July 31, 2020	By:	/s/ ROBIN HAYES
Chief Executive Officer

Date:	July 31, 2020	By:	/s/ STEVE PRIEST
Chief Financial Officer